FILED
                                          IN THE OFFICE OF THE
                                          SECRETARY OF STATE OF THE
                                          STATE OF NEVADA
                                                OCT 18, 1971
                                                JOHN KORVITZ
                                                No. 2819-71

                            ARTICLES OF INCORPORATION

                                       OF

                                MR. NEVADA, INC.

KNOW ALL MEN BY THESE PRESENTS:

            That we, the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under the laws of the State of Nevada, and we do hereby state and certify:

     FIRST: That the name of said corporation shall be as follows: MR. NEVADA, INC.

     SECOND: That the purpose and objects for which this corporation is formed is to engage in and carry on any lawful activity, subject to expressed limitations, if any.

     THIRD: That the location of the principal office of this corporation, within the State of Nevada, is Suite 500, 302 East Carson, Las Vegas, Nevada, and that the Resident Agent in charge thereof is THOMAS L. PURSEL, ESQ.

     FOURTH: That the total authorized capital stock of this corporation is one HUNDRED THOUSAND ($100,000.00) DOLLARS, divided into ONE MILLION (1,000,000) shares of common stock of the par value of TEN (10(cent)) CENTS per share.

     FIFTH: That the capital stock of this corporation shall not be subject to assessment.

      SIXTH: The member of the governing board shall be styled Directors, and the number of such Board of Directors shall consist of three and the names and addresses of the first Board of Directors who will serve as such until their successors are elected or appointed are:

      MILLARD J. HATCH- Suite 500, 302 E. Carson, Las Vegas, Nevada

      MILDRED L. HATCH- Suite 500, 302 E. Carson, Las Vegas, Nevada

      THOMAS L. PURSEL- Suite 500, 302 E. Carson, Las Vegas, Nevada

     SEVENTH: The names and addresses of each of the incorporators signing the Articles of Incorporation, are:

        WILLIAM J. HATCH................... Suite 500, 302 E. Carson
                                            Las Vegas, Nevada

        THOMAS L. PURSEL................... Suite 500, 302 E. Carson
                                            Las Vegas, Nevada

        KAREN F. CAESAR.................... Suite 500, 302 E. Carson
                                            Las Vegas, Nevada

     EIGHTH:  That this corporation shall have perpetual  existence.

     IN WITNESS WHEREOF, the undersigned incorporators have executed these Articles of Incorporation this 8th day of September, 1971.

                                    /s/
                                    --------------------
                                    WILLARD J. HATCH

                                    /s/
                                    --------------------
                                    THOMAS L. PURSEL


                                    /s/
                                    --------------------
                                    KAREN P. CAESAR

STATE OF NEVADA  )
                        ) SS:
COUNTY OF CLARK  )

     On this 8th day of September, 1971, before me a Notary Public in and for the County and State, personally appeared WILLARD J. HATCH, THOMAS L. PURSEL and KAREN F. CAESAR, known to me to be the persons described in and who executed the foregoing Articles of Incorporation, who acknowledged to me that they executed the same freely and voluntarily and for the uses and purposes therein mentioned.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal.

                                   /s/Jack J. Pursel
                                   --------------------------------

                                   Notary Public - State of Nevada
                                      Clark County
                                   JACK J. PURSEL
                                   My Commission Expires June 17, 1975

                            CERTIFICATE OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                        INTERMARK DEVELOPMENT CORPORATION

      Pursuant to the provisions of the Nevada Revised Statutes, INTERMARK DEVELOPMENT CORPORATION, a Nevada corporation adopts the following amendment to its Articles of Incorporation:

      1. The undersigned individuals, as officers of the corporation, hereby certify that on the 4th day of September, 1996, a Special Meeting of the Board of Directors was duly held and convened at which was present a quorum of the Board of Directors acting through all proceedings, and at which time the following resolution was duly adopted by the Board of Directors:

      RESOLVED: That the Secretary of the corporation is hereby ordered and directed to obtain written consent of the stockholders owning at least a majority of the voting power of the outstanding stock of the corporation for the following purposes:

      To amend Article One of the Articles of Incorporation, filed on the October 18, 1971, to provide that name of the corporation be changed for INTERMARK DEVELOPMENT CORPORATION to OVM INTERNATIONAL HOLDING CORPORATION.

      2. Pursuant to the provisions of the Nevada Revised Statutes, a majority of the registered stockholders holding Three Million (3,000,000) shares out of Three Million Five Hundred Thousand (3, 500, 000) shares executed written consent authorizing the ad option of the Amendment to Article One of the Articles of
Incorporation as follows:

      FIRST: The name of the corporation shall be as follows:

                     OVM INTERNATIONAL HOLDING CORPORATION


      IN WITNESS WHEREOF, the undersigned be the President and Secretary of INTERMARK DEVELOPMENT CORPORATION, a Nevada corporation, hereunto affix their signatures this 5th day of September, 1996. This Certificate of Amendment may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof but all of which together shall consider but one and the same document.

                                    INTERMARK DEVELOPMENT CORPORATION

                                    By:_____________________________
                                       Richard A. Ellis, President

                                    By:_____________________________
                                       Cindy K. Swank, Secretary

STATE OF TEXAS          )
                        )ss:
COUNTY OF DALLAS        )

      On the 5th day of September, before me, the undersigned, an Notary Public, personally appeared Richard A. Ellis, President of INTERMARK DEVELOPMENT CORPORATION, a Nevada corporation, known to be the individual described in and who executed the foregoing instrument and acknowledged to me that he executed the same as a free and voluntary act for the uses and purposes therein stated.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.


                                          -----------------------------
                                          Notary Public

My Commission Expires:


STATE OF WASHINGTON     )
                        )ss:
COUNTY OF SPOKANE       )

      On the 5th day of September, before me, the undersigned, an Notary Public, personally appeared Cindy K. Swank, Secretary of INTERMARK DEVELOPMENT CORPORATION, a Nevada corporation, known to be the individual described in and who executed the foregoing instrument and acknowledged to me that he executed the same as a free and voluntary act for the uses and purposes therein stated.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.


                                          -----------------------------
                                          Notary Public

My Commission Expires:

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                            (after issuance of stock)

                                MR. NEVADA, INC.

      We, the undersigned President and Secretary of Mr. Nevada, Inc. do hereby certify:

      That the Board of Directors of said corporation at a meeting duly convened and held on the 5th day of July, 1995, again adopted a resolution, said resolution originally adopted at a meeting duly convened and held on 16th April, 1990, to amend the original articles as follows: ;

Article IV is hereby amended to read as follows:

      FOURTH: That the total authorized capitalization of this corporation shall be and is the sum of $4,000.00 consisting of 40,000,000 shares of $.0001 par value common stock. Said stock shall carry full voting power and the said shares shall be issued full paid and non assessable at such times as the Board of Directors may designate in exchange for cash, property or services, the stock of other corporations or other values, rights or things and the judgment of the Board of Directors as to the value thereof shall be conclusive.

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is One million, six hundred thousand (1,600,000), that said change and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.



                                          ------------------------------
                                          President

                                          ------------------------------
                                          Secretary

State of Arizona        )
                        )ss:
County of Maricopa      )

      On this 6th day of July, 1995, personally appeared before me, a Notary Public, William G. Priess and J. M. Green, both of whom acknowledged that they executed the above instrument.

                                          -----------------------------
                                          Notary Public
My Commission Expires:





                                      3